Exhibit 99.1

HP Inc. Appoints Emma Walmsley as Chief Executive Officer

Bruce Broussard to Succeed Chip Bergh as Chair of the Board

PALO ALTO, Calif., Nov. 4, 2026 (GLOBE NEWSWIRE) -- HP Inc. (NYSE: HPQ) today announced that its Board of Directors has unanimously appointed Emma Walmsley as Chief Executive Officer, effective January 4, 2027. Ms. Walmsley most recently served as Chief Executive Officer of GSK and has been a member of Microsoft’s Board of Directors for seven years. She will succeed Bruce Broussard, who has served as Interim Chief Executive Officer since February 2026. Broussard will become Chair of the Board effective January 4, 2027, succeeding Chip Bergh.

“HP has tremendous potential at an important inflection point in technology, and we need a leader who can build on our innovation heritage and strengths to boldly shape the company’s future. Emma is a proven CEO with a track record of leading organizations at scale and guiding them through significant change. She has the experience and skills to bring HP’s businesses, capabilities and people together to capture the opportunities ahead as AI moves to the edge, transforming how we work and live in a more connected world. I look forward to supporting her as she leads HP into its next phase of growth,” said Bruce Broussard, Interim Chief Executive Officer.

“HP is an iconic company with a defining role in shaping the future of work on a global scale. I’m excited to join the team and, together, move forward with clarity and conviction. We will focus on harnessing the power of the AI era and putting HP’s creativity and innovation to work to unlock new sources of growth and deliver lasting value for our customers, shareholders, partners and people,” said Emma Walmsley.

“Today’s appointment follows a comprehensive global search focused on what HP needs to win in its next chapter. Throughout the process, Emma stood out for the strength of her leadership experience across multiple industries, the clarity of her strategic thinking and her ability to translate customer insights into new growth. She has a people-first leadership approach that aligns and inspires high-performing teams around clear priorities, strong execution and lasting value creation,” said Chip Bergh, Chair of the Board.

“I also want to thank Bruce for his strong leadership, which has enabled the Board to conduct an intentional and rigorous search leading to today’s successful outcome. It’s a privilege to hand the role of Chair to him, knowing he will provide important continuity and valuable guidance to Emma and the Board during the transition and in the years ahead,” said Bergh.

Ms. Walmsley is the former Chief Executive Officer of GSK, where she served from April 2017 through December 2025. During her nearly nine years as CEO, she led a significant transformation of the global biopharmaceutical company and delivered a step-change in its operating performance. She sharpened the company’s strategic focus on specialty medicines and vaccines, reinvigorated its R&D pipeline and strengthened the balance sheet following the successful separation of its consumer healthcare business, while enhancing GSK’s leadership bench and succession pipeline. Ms. Walmsley joined GSK in 2010 and became CEO of GSK Consumer Healthcare in 2015 before being appointed Group CEO. Earlier, she spent 17 years at L’Oréal building and leading major global consumer businesses.

Bergh has served as Chair of HP’s Board since 2017 and as a director since 2015 and will continue as Chair until Broussard assumes the role on January 4, 2027.

“Chip has provided strong leadership as Chair for the past nine years, helping guide HP through significant change while maintaining a sharp focus on governance, capital allocation and value creation,” said Broussard. “I have appreciated his partnership while serving as Interim CEO.”

About HP Inc.

HP Inc. (NYSE: HPQ) is a global technology leader redefining the Future of Work. Operating in more than 180 countries, HP delivers innovative and AI-powered devices, software, services and subscriptions that drive business growth and professional fulfillment. For more information, please visit: HP.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations and assumptions, including, but not limited to, the statements regarding HP’s executive succession plans and Board Chair transition. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and actual results may differ materially from any future results expressed or implied by the forward-looking statements, including our ability to transition to a new CEO and the other factors described in the Annual Report on Form 10-K for the fiscal year ended October 31, 2025, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

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